POWER OF ATTORNEY


The undersigned, as a Section 16 reporting person of Tyco

International Ltd. (the "Company"), hereby constitutes

and appoints Timothy E. Flanigan and Judith A. Reinsdorf

and each of them, the undersigned's true and lawful

 attorney-in-fact to:


I.	complete and execute Forms 3, 4 and 5 and other

 forms and all amendments thereto as such

attorney-in-fact shall in his or her discretion

determine to be required or advisable pursuant to

Section 16 of the Securities Exchange Act of 1934

(as amended) and the rules and regulations promulgated

thereunder, or any successor laws and regulations, as

a consequence of the undersigned's ownership,

acquisition or disposition of securities of the

Company; and

II.  do all acts necessary in order to file such

forms with the Securities and Exchange Commission,

any securities exchange or national association,

the Company and such other person or agency as the

attorney-in-fact shall deem appropriate.The undersigned

hereby ratifies and confirms all that said

attorneys-in-fact and agents shall do or cause to be done

 by virtue hereof. The undersigned acknowledges that the

foregoing attorneys-in-fact,in serving in such capacity at

the request of the undersigned, are not assuming, nor is the

Company assuming, any of the undersigned's responsibilities

to comply with Section 16 of the Securities Exchange Act of

1934 (as amended).This Power of Attorney shall remain in

full force and effect until the undersigned is no longer

required to file Forms 3, 4, and 5 with respect to the

undersigned's holdings of and transactions in securities

issued by the Company, unless earlier revoked by the

undersigned in a signed writing delivered to the Company

and the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the

undersigned has caused this Power of Attorney to be executed as of this 29th day of July 2003.


Signature: 	/s/ William B. Lytton
Print Name:  William B. Lytton